PROMISSORY NOTE AMENDMENT

     This Promissory Note Amendment (this “Amendment”) is made and entered into as of August 31, 2013, by and between Trels Investments, Ltd. (the “Noteholder”), having a principal business address of 17 Gr. Xenopoulou Street, PO Box 54425, 3724 Limassol, Cypress and Quint Media Inc. (the “Company”), with a principal business address of 3250 NE 1st Ave., Suite 305, Miami, FL 33137.

RECITALS

     WHEREAS, the Noteholder is the holder of a promissory note (the “Note”) dated May 6, 2011, made by the Company, then known as PediatRx, Inc., to the order of the Noteholder in the principal amount of $250,000;

     WHEREAS the Note, which had an original maturity date of May 6, 2012, has previously been amended to extend the original maturity date, with the most recent amendment, dated July 25, 2012, extending the maturity date to December 31, 2012.

     WHEREAS, the Company and the Noteholder desire to further extend the maturity date of the Note to June 30, 2014 and, effective September 1, 2013, decrease the current interest rate from twelve percent (12%) per annum to seven percent (7%) per annum.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1 Effective September 1, 2013, the maturity date of the Note is hereby extended to June 30, 2014.

1.2 Effective September 1, 2013, the interest rate on the outstanding principal balance of the Note shall be reduced from twelve percent (12%) per annum to seven percent (7%) per annum.

1.3 Except as expressly amended by this Amendment, the parties hereto acknowledge that the Note is in good standing as at the date of this Amendment.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Noteholder as of the date first above written.

QUINT MEDIA INC.		TRELS INVESTMENTS, LTD.

By:		By:

Name:	Constantin Dietrich	Name:

Title:	President and Chief Executive Officer	Title: